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                                                                   EXHIBIT 10.25


                               AMENDMENT NO. 1
                                      TO
                 THE CORPORATEplan FOR RETIREMENT SELECT PLAN


         This Amendment No. 1 to The CORPORATEplan for Retirement Select Plan (the "Plan") as adopted by Wynn's International, Inc. (the "Company") is made as of January 6, 1999.

                               W I T N E S S E T H

         WHEREAS, on August 5, 1998, the Board of Directors of the Company approved the adoption of the Plan in accordance with the terms set forth in the Basic Plan and Adoption Agreement;

         WHEREAS, the Board of Directors of the Company specifically authorized, with the consent of James Carroll ("Mr. Carroll"), the contribution of amounts previously deferred by Mr. Carroll pursuant to the Executive Deferred Compensation Agreement dated as of February 18, 1997, as subsequently amended (the "Deferred Compensation Agreement"), to the Plan;

         WHEREAS, the Company and Mr. Carroll entered into a Third Amendment to the Deferred Compensation Agreement dated as of January 6, 1999 (the "Third Amendment") pursuant to which Mr. Carroll authorized the Company to contribute to the Plan amounts previously deferred by Mr. Carroll;

         WHEREAS, the Plan needs to be amended to reflect the provisions of the Third Amendment; and

         WHEREAS, the Plan needs to be amended to reflect certain other modifications to the Basic Plan and Adoption Agreement;

         NOW, THEREFORE, the Plan is amended as follows:

         1. Pursuant to the terms of the Third Amendment, the Company is authorized to contribute, and the Plan Trustee is authorized to receive, amounts previously deferred by Mr. Carroll. Upon the completion of enrollment forms, Mr. Carroll shall have investment control over the amounts contributed by the Company pursuant to the Third Amendment.

         2. Article 4.01 shall be amended in its entirety to read as follows:

         "4.01. Deferral Contributions. Each Participant may elect to execute a salary and/or a bonus reduction agreement with the Employer to reduce his Compensation by a specified percentage not exceeding the percentage set forth in Section 1.05(a) and equal to a whole number multiple of one (1) percent. Such agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to services performed in a Plan Year subsequent to the filing of such



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         election. An election once made will remain in effect until a new election is made. A new election will be effective as of the first day of a period not less than three months from the last such election in such Plan Year and will only apply to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's account prior to the effective date of any new election will not be affected and will be paid in accordance with that prior election. The Employer shall credit an amount to the account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively.

         A Participant may revoke a salary and/or bonus reduction agreement for a Plan Year during that year. Amounts credited to a Participant's account prior to the effective date of such revocation will not be affected and will be paid in accordance with the prior election. If a Participant revokes a salary and/or bonus reduction agreement during a Plan Year, any new election by such Participant will become effective no earlier than the first day of the following Plan Year."

         3. Except as expressly amended herein, the provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 1 is executed as of the date above.


                                                   WYNN"S INTERNATIONAL, INC.


                                                   By: /s/ Seymour A. Schlosser
                                                       ------------------------
                                                       Seymour A. Schlosser
                                                       Vice President-Finance


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